UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Other Events.

On October 30, 2010, YRC Worldwide Inc. (the “Company”) announced that its union employees represented by the International Brotherhood of Teamsters (“Teamsters”) have voted in favor of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, dated September 24, 2010, among the Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (the “Agreement”), which modifies the National Master Freight Agreement, effective April 1, 2008 through March 31, 2015.

The terms and conditions of the Agreement are described under the caption “Tentative Labor Agreement” in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2010 (the “Prior 8-K”) and incorporated herein by reference, which description is qualified in its entirety by reference to Exhibit 10.1 of the Prior 8-K.

A copy of the news release announcing the ratification is included herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2010, Daniel J. Churay, Executive Vice President, General Counsel and Secretary of the Company tendered his resignation to be effective December 1, 2010 to become President and Chief Executive Officer of Rex Energy Corporation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, dated September 24, 2010, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on September 29, 2010, File No. 000-12255)

99.1	News Release dated October 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: November 1, 2010	By:	/S/ SHEILA K. TAYLOR
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, dated September 24, 2010, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on September 29, 2010, File No. 000-12255)

99.1	News Release dated October 30, 2010

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